UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2011
Corporate Asset Backed Corporation, on behalf of CABCO Trust for J.C. Penney Debentures
(Exact name of registrant as specified in its charter)

Delaware	033-91744-02	22-3281571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Broad Hollow Road Suite 239 Melville, New York	11747

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 587-4700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 3, 2001, Corporate Asset Backed Corporation (the “Depositor”), The Bank of New York Mellon (the “Prior Trustee”), as trustee under the Depositor’s Indenture dated as of March 25, 1999 (the “Indenture”), and U.S. Bank National Association (the “Successor Trustee”) entered into an Agreement of Removal, Appointment and Acceptance (the “Agreement”), to provide for the resignation of the Prior Trustee as the trustee for the Depositor’s $52,650,000 Trust Certificates for J.C. Penny Debentures (the “Certificates”) and for the appointment of the Successor Trustee as the trustee for the Certificates. Under the Agreement, the Prior Trustee assigned to the Successor Trustee all right, title and interest of the Prior Trustee in and to the trust under the Indenture and all the rights, powers, protections, indemnities, immunities, duties, obligations and trusts of Prior Trustee under the Indenture, in accordance with Section 5.11 of the Standard Terms and Provisions of Series Trust Agreement, dated as of March 25, 1999, relating to the Indenture.
A copy of the Agreement is filed herewith as Exhibit 4.1 and incorporated herein by reference.
The foregoing information relating to the Agreement is intended only as a summary and is qualified in its entirety by reference to the terms of the Agreement. The Depositor has included a copy of the Agreement as an exhibit to this report pursuant to Item 601 of the SEC’s Regulation S-K and to provide security holders with information regarding its terms. This report is not intended to provide any other factual or financial information about the Depositor, the Prior Trustee or the Successor Trustee. The representations, warranties and covenants contained in the Agreement were made only for purposes of that document and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Depositor, the Prior Trustee or the Successor Trustee. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Depositor, the Prior Trustee and/or the Successor Trustee.
Item 3.03. Material Modification to Rights of Security Holders
There will be no modification to the rights of the holders of the Certificates as a result of the Agreement and the substitution of the Successor Trustee as trustee under the Indenture. The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signature page of this report, which Exhibit Index is incorporated herein by reference.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 7th day of January, 2011.

CORPORATE ASSET BACKED CORPORATION, as Depositor of CABCO Trust for J.C. Penney Debentures
By:	/s/ George Baldwin
	Name:	George Baldwin
	Title:	Vice President

EXHIBIT INDEX

Exhibit

4.1
AGREEMENT OF REMOVAL, APPOINTMENT AND ACCEPTANCE, dated as of January 3, 2011 by and among Corporate Asset Backed Corporation, a Delaware corporation, The Bank of New York Mellon (successor to United States Trust Company of New York) a New York State-chartered bank, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (filed herewith).